As filed with the Securities and Exchange Commission on June 13, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRAY INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	93-0962605
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

901 Fifth Avenue, Suite 1000

Seattle, Washington 98164

(Address of Principal Executive Offices) (Zip Code)

Cray 2013 Equity Incentive Plan

(Full Title of the Plan)

Peter J. Ungaro

Chief Executive Officer, President and Director

Cray Inc.

901 Fifth Avenue, Suite 1000

Seattle, Washington 98164

(Name and Address of Agent For Service)

(206) 701-2000

(Telephone Number, including area code, of agent for service)

Copies to:

Alan C. Smith

James D. Evans

Fenwick & West LLP

1191 2nd Avenue, 10th Floor

Seattle, Washington, 98101

(206) 389-4510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,601,504 (2)	$18.49 (3)	$85,081,809 (3)	$11,605.16 (3)
TOTAL	4,601,504	N/A	$85,081,809	$11,605.16

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
(2)	Represents 4,601,504 shares reserved for issuance under the Cray 2013 Equity Incentive Plan, including 1,101,504 shares that were previously available for issuance under the Registrant’s 2009 Amended and Restated Long-Term Equity Compensation Plan, 2006 Long-Term Incentive Plan, 2004 Long-Term Incentive Plan and 2003 Stock Option Plan.
(3)	Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on June 10, 2013.

PART I

Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 have been or will be sent or given by Cray Inc. (the “Registrant”) to participants in the Plan in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (“Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 have been or will be sent or given by the Registrant to participants in the Plan in accordance with Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on February 28, 2013 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 000-26820) filed with the Commission on September 20, 1995, together with a Form 8-A/A filed with the Commission on September 22, 1995, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Washington law provides that directors of a corporation shall not be personally liable for reasonable expenses incurred in the wholly successful defense of a proceeding to which the director was a party because of being a director. Washington law provides further that directors may be indemnified against liability incurred in a proceeding to which they are a party because of being a director so long as (i) the director acted in good faith; (ii) the reasonably believed, in the case of conduct in the director’s official capacity, that his or her conduct was in the corporation’s best interests or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation; and (iii) in the case of a criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. Directors generally may not, however, be indemnified (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; (ii) in connection with any other proceeding in which the director was adjudged liable for receiving improper personal benefit; (iii) for acts or omissions of the director that involve intentional misconduct or knowing violation of law; or (iv) for unlawful distributions to shareholders.

As permitted by Washington law, the articles of incorporation of the Registrant contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, to the fullest extent permitted by law.

As permitted by Washington law, the bylaws of the Registrant provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law. The Registrant’s bylaws also permit the Registrant to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in connection with services to the Registrant, regardless of whether the Registrant’s bylaws permit such indemnification.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide them with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s articles of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant currently carries liability insurance for its directors and officers.

The indemnification provision in the Registrant’s articles of incorporation and bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 of this Registration Statement.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Articles of Incorporation of the Registrant, as currently in effect.	8-K	000-26820	3.3	06/08/06

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	000-26820	3.1	02/12/07

4.3	First Amendment to Amended and Restated Bylaws.	8-K	000-26820	3.1	04/19/12

4.4	Cray Inc. 2013 Equity Incentive Plan.					X

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Peterson Sullivan LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-6 of this Registration Statement).					X

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 13th day of June, 2013.

Cray Inc.

By:	/s/ Peter J. Ungaro
Peter J. Ungaro
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Cray Inc., a Washington corporation, do hereby constitute and appoint Peter J. Ungaro, Chief Executive Officer, President and Director, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that the said attorney and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter J. Ungaro Peter J. Ungaro	Chief Executive Officer, President and Director (Principal Executive Officer)	June 13, 2013

/s/ Brian C. Henry Brian C. Henry	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	June 13, 2013

/s/ Charles D. Fairchild Charles D. Fairchild	Chief Accounting Officer, Controller and Vice President (Principal Accounting Officer)	June 13, 2013

/s/ Prithviraj Banerjee Prithviraj Banerjee	Director	June 13, 2013

/s/ John B. Jones, Jr. John B. Jones, Jr.	Director	June 13, 2013

/s/ Stephen C. Kiely Stephen C. Kiely	Director	June 13, 2013

/s/ Frank L. Lederman Frank L. Lederman	Director	June 13, 2013

/s/ Sally G. Narodick Sally G. Narodick	Director	June 13, 2013

/s/ Daniel C. Regis Daniel C. Regis	Director	June 13, 2013

/s/ Stephen C. Richards Stephen C. Richards	Director	June 13, 2013

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Articles of Incorporation of the Registrant, as currently in effect.	8-K	000-26820	3.3	06/08/06

4.2	Amended and Restated Bylaws of the Registrant.	8-K	000-26820	3.1	02/12/07

4.3	First Amendment to Amended and Restated Bylaws.	8-K	000-26820	3.1	04/19/12

4.4	Cray Inc. 2013 Equity Incentive Plan.					X

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Peterson Sullivan LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-6 of this Registration Statement).					X